First Horizon Corporation Reports First Quarter 2022 Net Income Available to Common Shareholders of
$187 Million, or EPS of $0.34; $211 Million, or $0.38, on an Adjusted basis*

ROTCE of 13.0% and Adjusted ROTCE of 14.7% with tangible book value per share of $10.46*

MEMPHIS, TN (April 19, 2022) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported first quarter 2022 net income available to common shareholders ("NIAC") of $187 million, or earnings per share of $0.34, compared with fourth quarter 2021 NIAC of $219 million, or earnings per share of $0.40.

First quarter 2022 results were reduced by a net $24 million after-tax, or $0.04 per share, of notable items compared with a net $41 million, or $0.08 per share, in fourth quarter 2021. Excluding notable items, adjusted first quarter 2022 NIAC of $211 million, or $0.38 per share, decreased from $260 million, or $0.48 per share in fourth quarter of 2021. The decrease was led by a $0.04 per share reduction tied to lower provision credit.

"Our underlying results this quarter reflect the tremendous opportunities and momentum inherent in our higher-growth markets with C&I loan growth of 4% before the impact of paycheck protection program and mortgage warehouse loans," said President and Chief Executive Officer Bryan Jordan. "While higher long-term rates and global uncertainty impacted our countercyclical businesses, our highly asset-sensitive balance sheet is well positioned to benefit from rising short-term rates. I'm particularly proud of the hard work and dedication of our associates who contributed to the successful completion of the IBERIABANK systems and signage integration during the quarter. With that work behind us, we remain focused on driving value for our associates, clients, communities and shareholders as we look forward to completing the proposed transaction with TD Bank Group.”

Jordan continued, “With the war in Ukraine, our hearts go out to the families, clients and associates directly impacted by this crisis and we hope that peace, safety and freedom can be quickly restored.”

Notable Items

Notable Items
Quarterly, Unaudited ($s in millions, except per share data)	1Q22	4Q21	1Q21
Summary of Notable Items:
Merger/acquisition/transaction-related items:
IBKC:
Purchase accounting gain (other noninterest income)*	$—	$—	$1
Branch sale gain (other noninterest income)	—	4	—
Merger/acquisition expense	(28)	(38)	(70)
Total IBKC merger/acquisition- related items	(28)	(35)	(69)
TD:
Transaction-related expense	(9)	—	—
Total TD transaction-related items	(9)	—	—
Total Net Merger/acquisition/transaction- related items:	(37)	(35)	(69)
Other notable items:
Gain/(loss) on TruPS redemption (other noninterest income)	—	(3)	—
Gain related to a fintech investment	6	—	—
Other notable expense (other noninterest expense)	—	(16)	(10)
Total net other notable items:	(6)	(19)	(10)
Total Notable items (pre-tax)	$(32)	$(54)	$(79)
Total Notable items (after-tax)	(24)	(41)	(60)
EPS impact of notable items	$(0.04)	$(0.08)	$(0.11)
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income
First quarter 2022 GAAP results were reduced by a net $24 million after-tax impact, or $0.04 per share, of notable items compared with a net $41 million impact, or $0.08 per share, in fourth quarter 2021. First quarter pre-tax net notable items included IBKC merger-related expense of $28 million; TD transaction-related costs of $9 million and a $6 million gain related to a fintech investment.

*ROTCE, PPNR, Core net interest income (NII), tangible book value per share, loans and leases excluding PPP and/or LMC, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 7 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 21.

First Quarter 2022 Highlights
•Total revenue of $707 million decreased $38 million from fourth quarter levels. Adjusted revenue of $704 million decreased $44 million largely reflecting the impact of higher long-term rates and seasonality.
•Net interest income of $479 million was down $19 million, or 4%, from fourth quarter 2021 levels driven by a $16 million reduction in net merger-related and PPP benefits. Core net interest income was down $3 million given a $7 million impact tied to day count.
•Noninterest income of $229 million decreased $18 million largely as reductions in fixed income and mortgage banking fees given the impact of higher long-term rates and macroeconomic volatility, as well as other noninterest income, were partially offset by a $6 million increase tied to notable items.
•Noninterest expense of $493 million decreased $35 million from fourth quarter 2021 driven by a $17 million decrease in notable items. Adjusted noninterest expense of $455 million decreased $19 million from fourth quarter 2021 driven by lower other noninterest expense and outside services.
•Provision for credit losses was a benefit of $40 million compared with a benefit of $65 million in fourth quarter 2021, largely reflecting decreased COVID-19 impacts, partially offset by a slower growth economic forecast and inflationary pressures.
•Average interest-earning assets of $82.2 billion decreased modestly from fourth quarter 2021 largely as a $399 million increase in the securities portfolio was more than offset by a $695 million decrease in loans and loans held for sale driven by a $630 million decrease in Paycheck Protection Program loans ("PPP").
•Average loans before the impact of PPP remained relatively stable largely as a $1.0 billion decrease in loans to mortgage companies was more than offset by higher other commercial and industrial balances.
•Period-end loans before the impact of PPP increased $550 million, or 1%, driven by a $505 million increase in commercial. Period-end commercial loans excluding PPP and loans to mortgage companies ("LMC") rose 3%.
•Average deposits of $74.2 billion decreased $452 million, or 1%, from fourth quarter 2021 driven by a $356 million decrease in noninterest-bearing. Interest-bearing deposit costs of 10 basis points decreased 1 bp from fourth quarter 2021.
•Allowance for credit losses ("ACL") to loans ratio of 1.25% decreased from 1.34% at December 31, 2021; the ACL to nonperforming loans ratio of 207% decreased from 267% at December 31, 2021.
•Net charge-offs of 0.07% in first quarter 2022 increased from unusually low levels in fourth quarter 2021; nonperforming loans of $332 million increased 21% from from unusually low levels in fourth quarter 2021 and the nonperforming loans ratio of 0.60% increased from 0.50% as of December 31, 2021.
•ROCE of 9.9%; ROTCE of 13.0%; Adjusted ROTCE of 14.7%; CET 1 ratio of 10.0%; and total capital ratio of 13.2%.
•Tangible book value per share of $10.46 at March 31, 2022 decreased 5% from $11.00 at December 31, 2021 driven by a $0.76 reduction tied to the mark-to-market valuation adjustment on the securities portfolio
Strategic Update
•Successfully completed IBKC systems and signage conversion in February 2022.
•On track to deliver approximately $200 million of targeted annualized net cost saves by 4Q22.
•Achieved $116 million of annualized net cost saves in 1Q22.
•Announced proposed acquisition by TD at $25 per common share all cash, or approximately 37% premium at announcement.

SUMMARY RESULTS
Quarterly, Unaudited

				1Q22 Change vs.
($s in millions, except per share and balance sheet data)	1Q22	4Q21	1Q21	4Q21			1Q21
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$513	$534	$555	$(21)		(4)%	$(42)		(8)%
Interest expense- taxable equivalent[1]	31	33	45	(2)		(6)	(14)		(31)
Net interest income- taxable equivalent	482	502	511	(20)		(4)	(29)		(6)
Less: Taxable-equivalent adjustment	3	3	3	—		—	—		—
Net interest income	479	498	508	(19)		(4)	(29)		(6)
Noninterest income	229	247	298	(18)		(7)	(69)		(23)
Total revenue	707	745	806	(38)		(5)	(99)		(12)
Noninterest expense	493	528	544	(35)		(7)	(51)		(9)
Pre-provision net revenue[3]	215	217	262	(2)		(1)	(47)		(18)
Provision for credit losses	(40)	(65)	(45)	25		38	5		11
Income before income taxes	255	282	307	(27)		(10)	(52)		(17)
Provision for income taxes	57	53	71	4		8	(14)		(20)
Net income	198	229	235	(31)		(14)	(37)		(16)
Net income attributable to noncontrolling interest	3	3	3	—		—	—		—
Net income attributable to controlling interest	195	227	233	(32)		(14)	(38)		(16)
Preferred stock dividends	8	8	8	—		—	—		—
Net income available to common shareholders	$187	$219	$225	$(32)		(15)	$(38)		(17)

Adjusted net income[4]	$222	$271	$295	$(49)		(18)	$(73)		(25)
Adjusted net income available to common shareholders[4]	$211	$260	$284	$(49)		(19)%	$(73)		(26)%
Common stock information
EPS	$0.34	$0.40	$0.40	$(0.06)		(16)%	$(0.06)		(15)%
Adjusted EPS[4]	$0.38	$0.48	$0.51	$(0.10)		(21)%	$(0.13)		(25)%
Diluted shares[8]	550	542	557	8		1%	(7)		(1)%
Key performance metrics
Net interest margin	2.37%	2.42%	2.62%	(5)	bp		(25)	bp
Efficiency ratio	69.66	70.88	67.53	(122)			213
Adjusted efficiency ratio[4]	64.64	63.31	57.49	133			715
Effective income tax rate	22.41	18.63	23.24	378			(83)
Return on average assets	0.90	1.02	1.12	(12)			(22)
Adjusted return on average assets[4]	1.02	1.21	1.40	(19)			(38)
Return on average common equity (“ROCE")	9.9	11.3	12.0	(134)			(209)
Return on average tangible common equity (“ROTCE”)[4]	13.0	14.7	15.9	(174)			(292)
Adjusted ROTCE[4]	14.7	17.5	20.2	(283)			(547)
Noninterest income as a % of total revenue	32.31	33.10	37.00	(79)			(469)
Adjusted noninterest income as a % of total revenue[4]	31.63%	32.95%	36.78%	(132)	bp		(515)	bp
Balance Sheet (billions)
Average loans	$54.1	$54.7	$58.2	$(0.6)		(1)%	$(4.1)		(7)%
Average deposits	74.2	74.6	71.0	(0.5)		(1)	3.2		4
Average assets	88.6	89.0	85.4	(0.4)		—	3.2		4
Average common equity	$7.6	$7.7	$7.6	$(0.1)		(1)%	$—		1%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.25%	1.34%	1.70%	(9)	bp		(45)	bp
Net charge-off ratio	0.07	0.01	0.06	7			2
Nonperforming loan and leases ratio	0.60%	0.50%	0.67%	10	bp		(7)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	10.0%	9.9%	10.0%	5	bp		—	bp
Tier 1	11.8	11.0	11.0	80			80
Total Capital	13.2	12.3	12.8	85			35
Tier 1 leverage	8.8%	8.1%	8.2%	73	bp		61	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

First Quarter 2022 versus Fourth Quarter 2021
Net interest income
Net interest income of $479 million decreased $19 million from fourth quarter 2021 driven by a $23 million reduction tied to net merger-related and PPP benefits and day count. Core net interest income up $3 million before day count as the impact of lower loans to mortgage companies and consumer loan balances and spreads was more than offset by the benefit of higher investment portfolio income, other commercial and industrial loan balances and lower funding costs. Net interest margin of 2.37% decreased 5 bps from fourth quarter 2021 as the benefit of higher investment portfolio balances and spreads and lower funding costs was partially offset by the impact of lower LMC and consumer loan balances and spreads.

Noninterest income
Noninterest income of $229 million decreased $18 million as a $6 million benefit tied to notable items was more than offset by lower fixed income and mortgage banking fees given the impact of higher long-term rates and macroeconomic volatility as well as seasonality. Results were also impacted by lower other noninterest income and seasonality in traditional banking fees. Fixed income average daily revenue of $1.0 million compared with $1.1 million in fourth quarter 2021.

Noninterest expense
Noninterest expense of $493 million decreased $35 million from fourth quarter 2021 driven by a net $17 million decrease in notable items. Adjusted noninterest expense of $455 million decreased $19 million from fourth quarter 2021 driven by lower other noninterest expense and outside services. Adjusted personnel expense of $275 million remained relatively stable. Adjusted other noninterest expense decreased $9 million largely as a decrease in DDA product accruals, fraud losses, travel and entertainment, pension expense and contributions was partially offset by an increase in franchise taxes. Adjusted outside services decreased $7 million driven by lower contractor costs, advertising and consulting costs. Results reflect $3 million benefit tied to incremental merger cost savings.

Loans and leases
Average loan and lease balances of $54.1 billion decreased $599 million from fourth quarter 2021 driven by a $630 million decrease in PPP loans and a $1.0 billion reduction in loans to mortgage companies ("LMC"). Loan trends excluding PPP increased $30 million compared to the prior quarter, driven by a $73 million increase in commercial. Period-end loans and leases of $55.0 billion increased $153 million from fourth quarter 2021 despite a $397 million decrease in PPP. Loans before the impact of PPP were up $550 million largely as a $622 million decrease in LMC was more than offset by a $750 million increase in other commercial and industrial and a $378 million increase in commercial real estate. Before the impact of PPP and LMC, period-end loans increased $1.2 billion, or 10% annualized, reflecting a $1.1 billion increase in all other commercial loans.

Deposits
Average deposits of $74.2 billion decreased $452 million, or 1% from fourth quarter 2021. Period-end deposits of $74.1 billion decreased $780 million from fourth quarter 2021 from a $169 million increase in noninterest-bearing offset by a $949 million decrease in interest-bearing deposits. Interest-bearing deposit costs of 10 basis points remained remained relatively stable from fourth quarter 2021 levels.

Asset quality
Provision for credit losses benefit of $40 million compared to a benefit of $65 million in fourth quarter 2021, largely reflects decreased COVID-19 impacts, partially offset by a slower growth economic forecast and inflationary pressures.

Net charge-offs of $10 million, or 7 basis points in the first quarter, increased from unusually low fourth quarter 2021 levels reflecting continued relatively strong asset quality overall.

Nonperforming loans of $332 million increased $57 million from unusually low fourth quarter 2021 levels. First quarter 2022 ACL to nonperforming loans coverage ratio of 207% compared with 267% in fourth quarter 2021.

The ACL to loans ratio decreased to 1.25% from 1.34% in the fourth quarter 2021.

Capital
CET1 ratio of 10.0% in first quarter 2022 remained strong with 9.9% in fourth quarter 2021. Total capital ratio of 13.2% vs. 12.3% in fourth quarter 2021. Issued $494 million convertible preferred in connection with the TD transaction which added approximately 80 bps to Tier 1 and Total capital ratios.

Income taxes
The first quarter 2022 effective tax rate of 22.4% increased from fourth quarter 2021 rate of 18.6%. On an adjusted basis, the effective tax rate of 22.5% in the first quarter 2022 increased from 19.5% in fourth quarter 2021.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, core net interest income ("NII"), pre-provision net revenue ("PPNR"), loans and leases excluding paycheck protection program ('PPP") and/or Loans to Mortgage Companies ("LMC"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 21.

Important Other Information

In connection with the proposed transaction with TD, First Horizon has filed a preliminary proxy statement and other materials with the SEC, and intends to file additional relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. All preliminary materials are subject to completion.

Neither this report nor any exhibit constitutes an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.

SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION WITH TD.

Investors and shareholders of First Horizon will be able to obtain a free copy of the definitive proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in that proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 14, 2022, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

First Horizon Corp. (NYSE: FHN), with $88.7 billion in assets as of March 31, 2022, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations, Ellen Taylor (901) 523-4450
Media Relations, Beth Ardoin, (337) 278-6868

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q22 Change vs.
($s in millions, except per share data)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Interest income - taxable equivalent[1]	$513	$534	$536	$545	$555	$(21)	(4)%	$(42)	(8)%
Interest expense- taxable equivalent[1]	31	33	41	45	45	(2)	(6)	(14)	(31)
Net interest income- taxable equivalent	482	502	495	500	511	(20)	(4)	(29)	(6)
Less: Taxable-equivalent adjustment	3	3	3	3	3	—	—	—	—
Net interest income	479	498	492	497	508	(19)	(4)	(29)	(6)
Noninterest income:
Fixed income	73	82	96	102	126	(9)	(11)	(53)	(42)
Mortgage banking and title	22	28	34	38	53	(6)	(21)	(31)	(58)
Brokerage, trust, and insurance	37	36	37	35	33	1	3	4	12
Service charges and fees	57	56	56	54	53	1	2	4	8
Card and digital banking fees	20	19	21	21	17	1	5	3	18
Deferred compensation income	(4)	—	3	7	3	(4)	NM	(7)	NM
Other noninterest income	24	25	(1)	27	15	(1)	(4)	9	60
Total noninterest income	229	247	247	285	298	(18)	(7)	(69)	(23)
Total revenue	707	745	738	781	806	(38)	(5)	(99)	(12)
Noninterest expense:
Personnel expense:
Salaries and benefits	190	190	191	191	196	—	—	(6)	(3)
Incentives and commissions	94	93	101	109	120	1	1	(26)	(22)
Deferred compensation expense	(5)	7	4	6	3	(12)	NM	(8)	NM
Total personnel expense	280	290	296	306	318	(10)	(3)	(38)	(12)
Occupancy and equipment[2]	72	74	75	75	76	(2)	(3)	(4)	(5)
Outside services	84	81	89	63	58	3	4	26	45
Amortization of intangible assets	13	14	14	14	14	(1)	(7)	(1)	(7)
Other noninterest expense	44	70	52	40	78	(26)	(37)	(34)	(44)
Total noninterest expense	493	528	526	497	544	(35)	(7)	(51)	(9)
Pre-provision net revenue[3]	215	217	213	284	262	(2)	(1)	(47)	(18)
Provision for credit losses	(40)	(65)	(85)	(115)	(45)	25	38	5	11
Income before income taxes	255	282	298	399	307	(27)	(10)	(52)	(17)
Provision for income taxes	57	53	63	88	71	4	8	(14)	(20)
Net income	198	229	235	311	235	(31)	(14)	(37)	(16)
Net income attributable to noncontrolling interest	3	3	3	3	3	—	—	—	—
Net income attributable to controlling interest	195	227	232	308	233	(32)	(14)	(38)	(16)
Preferred stock dividends	8	8	8	13	8	—	—	—	—
Net income available to common shareholders	$187	$219	$224	$295	$225	$(32)	(15)%	$(38)	(17)%
Common Share Data
EPS	$0.35	$0.41	$0.41	$0.54	$0.41	$(0.06)	(14)%	$(0.06)	(15)%
Basic shares	533	537	546	550	552	(4)	(1)	(19)	(3)
Diluted EPS	$0.34	$0.40	$0.41	$0.53	$0.40	$(0.06)	(16)	$(0.06)	(15)
Diluted shares[8]	550	542	550	556	557	8	1%	(7)	(1)%

Effective tax rate	22.4%	18.6%	21.1%	22.0%	23.2%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 9
Quarterly, Unaudited

						1Q22 Change vs.
($s in millions, except per share data)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Net interest income (FTE)[1]	$482	$502	$495	$500	$511	$(20)	(4)%	$(29)	(6)%
Adjusted noninterest income:
Fixed income	73	82	96	102	126	(9)	(11)	(53)	(42)
Mortgage banking and title	22	28	34	38	53	(6)	(21)	(31)	(58)
Brokerage, trust, and insurance	37	36	37	35	33	1	3	4	12
Service charges and fees	57	56	56	54	53	1	2	4	8
Card and digital banking fees	20	19	21	21	17	1	5	3	18
Deferred compensation income	(4)	—	3	7	3	(4)	NM	(7)	NM
Adjusted other noninterest income	18	25	21	29	14	(7)	(28)	4	29
Adjusted total noninterest income	$223	$246	$268	$287	$297	$(23)	(9)%	$(74)	(25)%
Total revenue (FTE)[1]	$704	$748	$763	$787	$808	$(44)	(6)%	$(104)	(13)%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$188	$189	$191	$191	$195	$(1)	(1)%	$(7)	(4)%
Adjusted Incentives and commissions	92	84	92	93	99	8	10%	(7)	(7)
Deferred compensation expense	(5)	1	4	6	3	(6)	NM	(8)	NM
Adjusted total personnel expense	275	274	286	290	297	1	—%	(22)	(7)
Adjusted occupancy and equipment[2]	72	73	74	75	72	(1)	(1)%	—	—
Adjusted outside services	59	66	65	56	54	(7)	(11)%	5	9
Adjusted amortization of intangible assets	12	13	13	13	13	(1)	(8)%	(1)	(8)
Adjusted other noninterest expense	37	46	42	31	28	(9)	(20)%	9	32
Adjusted total noninterest expense	$455	$474	$480	$465	$464	$(19)	(4)%	$(9)	(2)%

Adjusted pre-provision net revenue[3]	$249	$274	$284	$321	$343	$(25)	(9)%	$(94)	(27)%

Adjusted provision for credit losses	$(40)	$(65)	$(85)	$(115)	$(45)	$25	38%	$5	11%

Adjusted net income available to common shareholders	$211	$260	$275	$321	$284	$(49)	(19)%	$(73)	(26)%

Adjusted Common Share Data
Adjusted diluted EPS	$0.38	$0.48	$0.50	$0.58	$0.51	$(0.10)	(21)%	$(0.13)	(25)%
Diluted shares[8]	550	542	550	556	557	8	1%	(7)	(1)%

Adjusted effective tax rate	22.5%	19.5%	21.8%	22.2%	23.4%
Adjusted ROTCE	14.7%	17.5%	18.4%	22.2%	20.2%
Adjusted efficiency ratio	64.6%	63.3%	62.9%	59.2%	57.5%
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21
Summary of Notable Items:
IBKC Purchase accounting gain (other noninterest income)*	$—	$—	$—	$(2)	$1
Gain/(loss) on TRUPS redemption (other noninterest income)	—	(3)	(23)	—	—
IBKC Branch sale gain (other noninterest income)	—	4	2	—	—
Gain related to a fintech investment	6	—	—	—	—
IBKC merger/acquisition expense	(28)	(38)	(46)	(32)	(70)
TD transaction-related expense	(9)	—	—	—	—
Other notable expenses**	—	(16)	—	—	(10)
Total notable items	$(32)	$(54)	$(68)	$(34)	$(79)
EPS impact of notable items	$(0.04)	$(0.08)	$(0.09)	$(0.05)	$(0.11)
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income.
** 4Q21 includes $10 million of Visa derivative valuation expense and $6 million of deferred compensation expense.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$(6)	$—	$22	$2	$(1)
Total noninterest income	$(6)	$—	$22	$2	$(1)

Noninterest expense:
Personnel expenses:
Salaries and benefits	$(2)	$—	$—	$—	$—
Incentives and commissions	(2)	(9)	(10)	(16)	(21)
Deferred compensation expense	—	(6)	—	—	—
Total personnel expenses	(4)	(16)	(10)	(16)	(21)
Occupancy and equipment[3]	—	—	(1)	—	(4)
Outside services	(25)	(15)	(24)	(6)	(4)
Amortization of intangible assets	(1)	(1)	(1)	(1)	(1)
Other noninterest expense	(7)	(23)	(10)	(9)	(50)
Total noninterest expense	$(37)	$(54)	$(46)	$(32)	$(80)

Provision for credit losses	$—	$—	$—	$—	$—

Income before income taxes	$32	$54	$68	$34	$79
Provision for income taxes	7	13	17	8	19
Net income/(loss) available to common shareholders	$24	$41	$51	$26	$60
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						1Q22 change vs.
	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21			1Q21
FINANCIAL RATIOS						$/bp		%	$/bp		%
Net interest margin	2.37%	2.42%	2.41%	2.47%	2.62%	(5)	bp		(25)	bp
Return on average assets	0.90%	1.02%	1.05%	1.42%	1.12%	(12)			(22)
Adjusted return on average assets[4]	1.02%	1.21%	1.28%	1.54%	1.40%	(19)			(38)
Return on average common equity (“ROCE”)	9.92%	11.26%	11.43%	15.45%	12.01%	(134)			(209)
Return on average tangible common equity (“ROTCE”)[4]	12.98%	14.72%	14.95%	20.36%	15.90%	(174)			(292)
Adjusted ROTCE[4]	14.68%	17.51%	18.36%	22.18%	20.15%	(283)			(547)
Noninterest income as a % of total revenue	32.31%	33.10%	33.39%	36.43%	37.00%	(79)			(469)
Adjusted noninterest income as a % of total revenue[4]	31.63%	32.95%	35.14%	36.49%	36.78%	(132)			(515)
Efficiency ratio	69.66%	70.88%	71.21%	63.67%	67.53%	(122)			213
Adjusted efficiency ratio[4]	64.64%	63.31%	62.87%	59.17%	57.49%	133			715

CAPITAL DATA
CET1 capital ratio*	10.0%	9.9%	10.1%	10.3%	10.0%	5	bp		—	bp
Tier 1 capital ratio*	11.8%	11.0%	11.2%	11.4%	11.0%	80	bp		80	bp
Total capital ratio*	13.2%	12.3%	12.6%	13.1%	12.8%	85	bp		35	bp
Tier 1 leverage ratio*	8.8%	8.1%	8.1%	8.2%	8.2%	73	bp		61	bp
Risk-weighted assets (“RWA”) (billions)	$65.0	$64.2	$63.0	$62.0	$62.3	$1		1%	$3		4%
Total equity to total assets	9.81%	9.53%	9.64%	9.74%	9.49%	28	bp		32	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	6.44%	6.73%	6.80%	6.87%	6.64%	(29)	bp		(20)	bp
Period-end shares outstanding (millions)	535	534	542	551	552	1		—%	(17)		(3)%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—
Book value per common share	$13.82	$14.39	$14.24	$14.07	$13.65	$(0.57)		(4)%	$0.17		1%
Tangible book value per common share[4]	$10.46	$11.00	$10.88	$10.74	$10.30	$(0.54)		(5)%	$0.16		2%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	74.23%	73.25%	74.65%	77.36%	80.09%	98	bp		(586)	bp
Loans-to-deposit ratio (average balances)	72.93%	73.29%	75.28%	77.68%	82.02%	(36)	bp		(909)	bp
Full-time equivalent associates	7,900	7,863	7,982	8,145	8,284	37		—%	(384)		(5)%
Certain previously reported amounts have been reclassified to agree with current presentation
*Current quarter is an estimate.
See footnote disclosures on page 20.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q22 change vs.
(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$30,798	$31,068	$31,516	$32,528	$33,951	$(269)	(1)%	$(3,153)	(9)%
Commercial real estate	12,487	12,109	12,194	12,292	12,470	378	3	17	—
Total Commercial	43,285	43,177	43,710	44,820	46,421	109	—	(3,136)	(7)
Consumer real estate	10,874	10,772	10,787	10,864	11,053	102	1	(179)	(2)
Credit card and other[5]	854	910	938	1,002	1,126	(57)	(6)	(272)	(24)
Total Consumer	11,727	11,682	11,725	11,867	12,178	46	—	(451)	(4)
Loans and leases, net of unearned income	55,012	54,859	55,435	56,687	58,600	153	—	(3,588)	(6)
Loans held for sale	1,014	1,172	1,052	977	811	(158)	(13)	203	25
Investment securities	9,943	9,419	8,798	8,398	8,361	524	6	1,582	19
Trading securities	1,823	1,601	1,319	1,035	1,076	221	14	747	69
Interest-bearing deposits with banks	13,548	14,907	14,829	13,451	11,635	(1,359)	(9)	1,913	16
Federal funds sold and securities purchased under agreements to resell	640	641	361	622	520	(1)	—	120	23
Total interest earning assets	81,980	82,600	81,794	81,170	81,004	(620)	(1)	976	1
Cash and due from banks	1,225	1,147	1,197	1,303	1,169	78	7	55	5
Goodwill and other intangible assets, net	1,795	1,808	1,822	1,836	1,850	(13)	(1)	(55)	(3)
Premises and equipment, net	669	665	692	714	719	4	1	(50)	(7)
Allowance for loan and lease losses	(622)	(670)	(734)	(815)	(914)	48	7	292	32
Other assets	3,614	3,542	3,766	3,700	3,685	71	2	(71)	(2)
Total assets	$88,660	$89,092	$88,537	$87,908	$87,513	$(432)	—%	$1,147	1%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$25,772	$26,457	$27,425	$27,416	$27,023	$(685)	(3)%	$(1,251)	(5)%
Time deposits	3,165	3,500	3,920	4,304	4,653	(335)	(10)	(1,488)	(32)
Other interest-bearing deposits	17,126	17,054	15,571	15,728	16,444	71	—	681	4
Total interest-bearing deposits	46,063	47,012	46,916	47,447	48,120	(949)	(2)	(2,057)	(4)
Trading liabilities	513	426	315	531	454	87	20	59	13
Short-term borrowings	1,719	2,124	2,225	2,246	2,203	(405)	(19)	(484)	(22)
Term borrowings	1,591	1,590	1,584	1,672	1,671	1	—	(80)	(5)
Total interest-bearing liabilities	49,885	51,151	51,040	51,896	52,448	(1,266)	(2)	(2,563)	(5)
Noninterest-bearing deposits	28,052	27,883	27,348	25,833	25,046	169	1	3,005	12
Other liabilities	2,027	1,564	1,617	1,613	1,712	463	30	316	18
Total liabilities	79,964	80,598	80,005	79,343	79,206	(634)	(1)	758	1
Shareholders' Equity:
Preferred stock	1,014	520	520	520	470	494	95	543	115
Common stock	334	333	339	344	345	1	—	(11)	(3)
Capital surplus	4,769	4,742	4,866	4,997	5,036	26	1	(268)	(5)
Retained earnings	2,996	2,891	2,754	2,613	2,402	105	4	594	25
Accumulated other comprehensive loss, net	(711)	(288)	(241)	(203)	(242)	(424)	(147)	(470)	NM
Combined shareholders' equity	8,400	8,199	8,237	8,270	8,012	202	2	389	5
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,696	8,494	8,533	8,566	8,307	202	2	389	5
Total liabilities and shareholders' equity	$88,660	$89,092	$88,537	$87,908	$87,513	$(432)	—%	$1,147	1%
Memo:
Total Deposits	$74,114	$74,895	$74,265	$73,281	$73,167	$(780)	(1)%	$948	1%
Unfunded Loan Commitments:
Commercial	$21,813	$20,487	$19,019	$18,035	$16,759	$1,326	6%	$5,054	30%
Consumer	$3,882	$3,936	$3,892	$4,031	$4,067	$(54)	(1)%	$(185)	(5)%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q22 change vs.
(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$30,215	$30,780	$31,477	$32,540	$33,279	$(565)	(2)%	$(3,064)	(9)%
Commercial real estate	12,229	12,220	12,264	12,350	12,424	9	—	(195)	(2)
Total Commercial	42,445	43,001	43,741	44,890	45,703	(556)	(1)	(3,258)	(7)
Consumer real estate	10,769	10,738	10,819	10,926	11,400	31	—	(631)	(6)
Credit card and other[5]	869	943	948	1,013	1,119	(74)	(8)	(250)	(22)
Total Consumer	11,638	11,681	11,767	11,939	12,519	(43)	—	(882)	(7)
Loans and leases, net of unearned income	54,082	54,682	55,508	56,829	58,222	(599)	(1)	(4,140)	(7)
Loans held-for-sale	1,156	1,252	992	734	842	(96)	(8)	314	37
Investment securities	9,668	9,269	8,494	8,401	8,320	399	4	1,347	16
Trading securities	1,594	1,552	1,171	1,322	1,418	43	3	176	12
Interest-bearing deposits with banks	14,902	15,065	15,022	13,051	9,269	(163)	(1)	5,633	61
Federal funds sold and securities purchased under agreements to resell	753	650	587	648	599	103	16	153	26
Total interest earning assets	82,155	82,469	81,775	80,984	78,670	(314)	—	3,484	4
Cash and due from banks	1,226	1,263	1,263	1,267	1,250	(37)	(3)	(24)	(2)
Goodwill and other intangibles assets, net	1,802	1,815	1,829	1,843	1,857	(13)	(1)	(55)	(3)
Premises and equipment, net	655	676	703	714	755	(21)	(3)	(100)	(13)
Allowances for loan and lease losses	(658)	(714)	(793)	(884)	(949)	56	8	291	31
Other assets	3,407	3,515	3,624	3,635	3,817	(108)	(3)	(410)	(11)
Total assets	$88,587	$89,025	$88,401	$87,559	$85,401	$(438)	—%	$3,187	4%

Liabilities and shareholders' equity:
Deposits:
Savings	$26,330	$26,731	$27,793	$27,238	$27,370	$(401)	(2)%	$(1,040)	(4)%
Time deposits	3,343	3,695	4,121	4,487	4,836	(352)	(10)	(1,493)	(31)
Other interest-bearing deposits	16,558	15,900	15,333	16,029	15,491	658	4	1,067	7
Total interest-bearing deposits	46,230	46,326	47,248	47,754	47,697	(96)	—	(1,466)	(3)
Trading liabilities	614	556	527	560	518	58	10	96	19
Short-term borrowings	1,995	2,249	2,452	2,248	2,280	(255)	(11)	(285)	(13)
Term borrowings	1,591	1,575	1,665	1,672	1,670	15	1	(80)	(5)
Total interest-bearing liabilities	50,430	50,707	51,892	52,233	52,164	(277)	(1)	(1,735)	(3)
Noninterest-bearing deposits	27,926	28,282	26,485	25,404	23,284	(356)	(1)	4,641	20
Other liabilities	1,613	1,511	1,447	1,463	1,603	103	7	10	1
Total liabilities	79,969	80,499	79,824	79,100	77,052	(531)	(1)	2,917	4
Shareholders' Equity:
Preferred stock	695	520	520	513	470	175	34	225	48
Common stock	334	336	342	345	346	(3)	(1)	(13)	(4)
Capital surplus	4,753	4,811	4,936	5,023	5,061	(58)	(1)	(308)	(6)
Retained earnings	2,938	2,819	2,673	2,499	2,336	119	4	602	26
Accumulated other comprehensive loss, net	(398)	(256)	(190)	(217)	(161)	(141)	(55)	(237)	(147)
Combined shareholders' equity	8,323	8,230	8,281	8,164	8,054	93	1	269	3
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,619	8,526	8,577	8,459	8,349	93	1	269	3
Total liabilities and shareholders' equity	$88,587	$89,025	$88,401	$87,559	$85,401	$(438)	—%	$3,187	4%
Memo:
Total Deposits	$74,156	$74,608	$73,733	$73,158	$70,981	$(452)	(1)%	$3,175	4%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											1Q22 change vs.
	1Q22		4Q21		3Q21		2Q21		1Q21		4Q21		1Q21
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense
											$	%	$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$339	3.24%	$365	3.37%	$372	3.37%	$380	3.39%	$382	3.39%	$(26)	(7)%	$(43)	(11)%
Consumer	108	3.71	110	3.77	112	3.83	118	3.98	127	4.09	(2)	(2)	(19)	(15)
Loans and leases, net of unearned income	447	3.34	475	3.45	484	3.47	498	3.52	510	3.54	(28)	(6)	(63)	(12)
Loans held-for-sale	10	3.51	11	3.49	8	3.25	7	3.94	7	3.16	(1)	(8)	3	50
Investment securities	38	1.59	33	1.43	31	1.48	29	1.39	28	1.41	5	15	10	37
Trading securities	11	2.75	10	2.50	6	2.07	7	2.03	7	2.03	1	13	4	53
Interest-bearing deposits with banks	7	0.19	6	0.15	6	0.16	3	0.10	2	0.10	1	21	5	NM
Federal funds sold and securities purchased under agreements	—	(0.04)	—	(0.09)	—	(0.03)	—	(0.06)	—	(0.12)	—	100	—	100
Interest income	$513	2.52%	$534	2.58%	$536	2.61%	$545	2.70%	$555	2.85%	$(21)	(4)%	$(42)	(8)%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$3	0.05%	$4	0.06%	$9	0.12%	$11	0.16%	$13	0.19%	$(1)	(23)%	$(10)	(76)%
Time deposits	4	0.51	5	0.56	6	0.62	7	0.65	6	0.47	(1)	(23)	(2)	(29)
Other interest-bearing deposits	4	0.09	4	0.10	5	0.12	6	0.15	6	0.16	—	4	(2)	(33)
Total interest-bearing deposits	11	0.10	13	0.11	20	0.17	24	0.20	24	0.20	(2)	(15)	(13)	(54)
Trading liabilities	3	1.69	2	1.38	1	1.11	2	1.17	1	0.73	1	55	2	NM
Short-term borrowings	1	0.15	1	0.18	1	0.24	1	0.22	1	0.21	—	—	—	(17)
Term borrowings	17	4.29	17	4.30	18	4.39	18	4.38	18	4.39	—	—	(1)	(7)
Interest expense	31	0.25	33	0.26	41	0.31	45	0.34	45	0.34	(2)	(6)	(14)	(30)
Net interest income - tax equivalent basis	482	2.27	502	2.32	495	2.30	500	2.36	511	2.51	(20)	(4)	(29)	(6)
Fully taxable equivalent adjustment	(3)	0.10	(3)	0.10	(3)	0.11	(3)	0.11	(3)	0.11	—	5	—	(1)
Net interest income	$479	2.37%	$498	2.42%	$492	2.41%	$497	2.47%	$508	2.62%	$(19)	(4)%	$(29)	(6)%

Memo:
Total loan yield		3.34%		3.45%		3.47%		3.52%		3.54%
Total deposit cost		0.06%		0.07%		0.11%		0.13%		0.14%
Total funding cost		0.16%		0.16%		0.21%		0.23%		0.24%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					1Q22 change vs.
(In millions, except ratio data)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$153	$125	$144	$122	$144	$28	23%	$9	6%
Commercial real estate	12	9	58	70	67	2	26	(56)	(83)
Consumer real estate	165	138	143	149	180	26	19	(15)	(8)
Credit card and other	3	3	2	2	2	—	(3)	—	11
Total nonperforming loans and leases	$332	$275	$347	$344	$394	$57	21%	$(62)	(16)%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.50%	0.40%	0.46%	0.38%	0.42%
Commercial real estate	0.09	0.08	0.48	0.57	0.54
Consumer real estate	1.52	1.29	1.33	1.37	1.63
Credit card and other	0.32	0.31	0.22	0.24	0.22
Total nonperforming loans and leases to loans and leases	0.60%	0.50%	0.63%	0.61%	0.67%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					1Q22 change vs.
(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$6	$5	$1	$1	$—	$1	18%	$5	NM
Commercial real estate	—	—	2	—	—	—	NM	—	NM
Consumer real estate	14	33	12	12	12	(20)	(59)	1	8
Credit card and other	4	2	2	1	—	1	61	3	NM
Total loans and leases 90 days or more past due and accruing	$23	$40	$16	$14	$13	$(17)	(43)%	$10	73%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					1Q22 change vs.
(In millions, except ratio data)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$13	$5	$12	$2	$15	$8	NM	$(2)	(16)%
Commercial real estate	—	—	2	—	3	—	(100)	(3)	(100)
Consumer real estate	1	2	1	1	1	(1)	(60)	(1)	(43)
Credit card and other	5	4	5	3	3	1	17	2	62
Total gross charge-offs	$19	$11	$19	$6	$23	$8	74%	$(4)	(19)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(3)	$(3)	$(7)	$(5)	$(6)	$—	10%	$3	48%
Commercial real estate	—	—	(2)	(1)	(2)	—	48	1	87
Consumer real estate	(5)	(5)	(7)	(8)	(6)	—	(1)	2	24
Credit card and other	(1)	(1)	—	(2)	(1)	—	25	—	29
Total gross recoveries	$(9)	$(10)	$(16)	$(16)	$(15)	$1	8%	$6	40%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$10	$1	$5	$(3)	$10	$9	NM	$—	5%
Commercial real estate	—	—	—	(1)	2	—	46	(2)	(112)
Consumer real estate	(4)	(3)	(7)	(8)	(5)	(1)	(45)	1	19
Credit card and other	4	3	4	1	2	1	32	2	121
Total net charge-offs	$10	$1	$3	$(10)	$8	$9	NM	$2	20%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.13%	0.01%	0.06%	(0.04)%	0.12%
Commercial real estate	(0.01)	(0.01)	0.01	(0.02)	0.06
Consumer real estate	(0.15)	(0.10)	(0.24)	(0.28)	(0.18)
Credit card and other	1.85	1.26	1.86	0.51	0.65
Total loans and leases	0.07%	0.01%	0.02%	(0.07)%	0.06%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					1Q22 Change vs.
(In millions)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$670	$734	$815	$914	$963	$(64)	(9)%	$(293)	(30)%
Charge-offs:
Commercial, financial, and industrial (C&I)	(13)	(5)	(12)	(2)	(15)	(8)	NM	2	16
Commercial real estate	—	—	(2)	—	(3)	—	100	3	100
Consumer real estate	(1)	(2)	(1)	(1)	(1)	1	60	1	43
Credit card and other	(5)	(4)	(5)	(3)	(3)	(1)	(17)	(2)	(62)
Total charge-offs	(19)	(11)	(19)	(6)	(23)	(8)	(74)	4	19
Recoveries:
Commercial, financial, and industrial (C&I)	3	3	7	5	6	—	(10)	(3)	(48)
Commercial real estate	—	—	2	1	2	—	(48)	(1)	(87)
Consumer real estate	5	5	7	8	6	—	1	(2)	(24)
Credit card and other	1	1	—	2	1	—	(25)	—	(29)
Total Recoveries	9	10	16	16	15	(1)	(8)	(6)	(40)
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)	(36)	(40)	(5)	(60)	(1)	3	9	(35)	NM
Commercial real estate	(3)	(9)	(48)	(22)	(8)	6	68	5	66
Consumer real estate	(3)	(18)	(31)	(26)	(26)	15	82	22	87
Credit card and other	4	3	6	—	(6)	1	25	10	NM
Total provision for loan and lease losses:	(38)	(63)	(78)	(109)	(41)	25	40	3	7
Allowance for loan and lease losses - ending	$622	$670	$734	$815	$914	$(48)	(7)%	$(292)	(32)%

Reserve for unfunded commitments - beginning	$66	$68	$75	$81	$85	$(2)	(3)%	$(19)	(22)%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	—	—	—	NM	—	NM
Provision for unfunded commitments	(2)	(2)	(7)	(6)	(4)	—	—	2	50
Reserve for unfunded commitments - ending	$64	$66	$68	$75	$81	$(2)	(3)	$(17)	(21)
Total allowance for credit losses- ending	$686	$736	$802	$890	$995	$(50)	(7)%	$(309)	(31)%
Numbers may not foot due to rounding.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	1Q22	4Q21	3Q21	2Q21	1Q21

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	0.93%	1.07%	1.19%	1.18%	1.30%
Commercial real estate	1.21%	1.27%	1.33%	1.71%	1.86%
Consumer real estate	1.51%	1.51%	1.65%	1.87%	2.00%
Credit card and other	2.31%	2.14%	2.03%	1.71%	1.63%
Total allowance for loans and lease losses to loans and leases	1.13%	1.22%	1.32%	1.44%	1.56%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	188%	268%	261%	314%	307%
Commercial real estate	1,303%	1,671%	278%	300%	345%
Consumer real estate	99%	118%	125%	136%	123%
Credit card and other	730%	699%	926%	725%	749%
Total allowance for loans and lease losses to nonperforming loans and leases	187%	244%	211%	237%	232%

REGIONAL BANKING
Quarterly, Unaudited

						1Q22 Change vs.
	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21			1Q21
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$425	$446	$441	$441	$430	$(21)		(5)%	$(5)		(1)%
Noninterest income	114	115	113	109	100	(1)		(1)	14		14%
Total revenue	538	561	555	551	530	(23)		(4)	8		2%
Noninterest expense	310	306	300	277	270	4		1	40		15%
Pre-provision net revenue[3]	229	255	255	273	260	(26)		(10)	(31)		(12)%
Provision for credit losses	(30)	(60)	(52)	(88)	(29)	30		50	(1)		(3)%
Income before income tax expense	259	315	307	362	289	(56)		(18)	(30)		(10)%
Income tax expense	61	73	72	85	67	(12)		(16)	(6)		(9)%
Net income	$198	$242	$235	$277	$222	$(44)		(18)%	$(24)		(11)%

Average Balances (billions)
Total loans and leases	$38.0	$37.7	$38.5	$40.0	$40.2	$0.3		1%	$(2.2)		(5)%
Interest-earning assets	38.0	37.7	38.5	40.0	40.2	0.3		1	(2.2)		(5)
Total assets	40.5	39.9	40.7	42.2	42.4	0.6		2	(1.9)		(4)
Total deposits	66.6	66.6	65.4	65.0	62.1	—		—	4.5		7

Key Metrics
Net interest margin[6]	4.55%	4.72%	4.57%	4.45%	4.35%	(17)	bp		20	bp
Efficiency ratio	57.50%	54.54%	54.03%	50.35%	50.94%	296	bp		656	bp
Loans-to-deposits ratio (period-end balances)	57.46%	56.16%	57.40%	59.95%	62.61%	130	bp		(515)	bp
Loans-to-deposits ratio (average-end balances)	57.04%	56.71%	58.92%	61.61%	64.69%	33	bp		(765)	bp
Return on average assets (annualized)	1.99%	2.41%	2.29%	2.64%	2.12%	(42)	bp		(13)	bp
Return on allocated equity[7]	22.96%	20.17%	20.05%	23.50%	18.70%	279	bp		426	bp
Financial center locations	417	427	438	490	490	(10)		(2)%	(73)		(15)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						1Q22 Change vs.
	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21			1Q21
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$141	$152	$151	$151	$158	$(11)		(7)%	$(17)		(11)%
Noninterest income	105	120	142	150	185	(15)		(13)	(80)		(43)
Total revenue	246	272	293	301	343	(26)		(10)	(97)		(28)
Noninterest expense	136	131	141	146	154	5		4	(18)		(12)
Pre-provision net revenue[3]	110	141	152	155	189	(31)		(22)	(79)		(42)
Provision for credit losses	(2)	(3)	(33)	(21)	(7)	1		33	5		71
Income before income tax expense	112	144	185	175	196	(32)		(22)	(84)		(43)
Income tax expense	27	35	45	42	47	(8)		(23)	(20)		(43)
Net income	$85	$109	$141	$133	$148	$(24)		(22)%	$(63)		(43)%

Average Balances (billions)
Total loans and leases	$15.5	$16.3	$16.3	$16.0	$17.2	$(0.8)		(5)%	$(1.7)		(10)%
Interest-earning assets	19.0	19.8	19.2	18.8	20.2	(0.7)		(4)	(1.1)		(6)
Total assets	20.2	21.0	20.5	20.1	21.6	(0.8)		(4)	(1.3)		(6)
Total deposits	6.5	6.7	6.2	5.5	5.3	(0.2)		(2)	1.2		22

Key Metrics
Fixed income product average daily revenue (thousands)	$987	$1,123	$1,323	$1,425	$1,885	$(136)		(12)%	$(898)		(48)%
Net interest margin[6]	3.00%	3.05%	3.14%	3.22%	3.17%	(5)	bp		(17)	bp
Efficiency ratio	55.34%	48.25%	48.01%	48.59%	44.94%	709	bp		1,040	bp
Loans-to-deposits ratio (period-end balances)	256%	264%	274%	308%	318%	(801)	bp		(6,239)	bp
Loans-to-deposits ratio (average-end balances)	239%	245%	266%	293%	325%	(554)	bp		(8,548)	bp
Return on average assets (annualized)	1.71%	2.06%	2.72%	2.65%	2.79%	(35)	bp		(108)	bp
Return on allocated equity[7]	21.38%	19.84%	23.29%	21.59%	23.27%	154	bp		(189)	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						1Q22 Change vs.
	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21		1Q21
						$	%	$	%
Income Statement (millions)
Net interest income/(expense)	$(87)	$(100)	$(101)	$(96)	$(80)	$13	13%	$(7)	(9)%
Noninterest income	9	11	(8)	25	12	(2)	(18)	(3)	(25)
Total revenues	(77)	(88)	(110)	(70)	(67)	11	13	(10)	(15)
Noninterest expense	47	91	85	74	120	(44)	(48)	(73)	(61)
Pre-provision net revenue[3]	(124)	(179)	(195)	(144)	(187)	55	31	63	34
Provision for credit losses	(7)	(2)	—	(6)	(10)	(5)	NM	3	30
Income before income tax expense	(117)	(177)	(195)	(138)	(178)	60	34	61	34
Income tax expense (benefit)	(31)	(56)	(54)	(39)	(43)	25	45	12	28
Net income/(loss)	$(86)	$(122)	$(141)	$(99)	$(135)	$36	30%	$49	36%

Average Balance Sheet (billions)
Interest bearing assets	$25.2	$25.0	$24.0	$22.1	$18.3	$0.2	1%	$6.8	37%
Total assets	27.9	28.1	27.2	25.3	21.5	(0.2)	(1)	6.4	30%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 Occupancy and Equipment expense includes Computer Software Expense.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 21.
5 Credit card and other includes an insignificant amount of commercial credit card balances.
6 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
7 Segment equity is allocated based on an internal allocation methodology.
8 First quarter 2022 includes 9.8 million shares related to the the one month average impact of Series G convertible securities issued in connection with the TD transaction..

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	1Q22	4Q21	3Q21	2Q21	1Q21

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,696	$8,494	$8,533	$8,566	$8,307
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	1,014	520	520	520	470
(B) Total common equity	$7,387	$7,679	$7,717	$7,750	$7,541
Less: Intangible assets (GAAP) (b)	1,795	1,808	1,822	1,836	1,850
(C) Tangible common equity (Non-GAAP)	$5,592	$5,871	$5,895	$5,914	$5,691

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$88,660	$89,092	$88,537	$87,908	$87,513
Less: Intangible assets (GAAP) (b)	1,795	1,808	1,822	1,836	1,850
(E) Tangible assets (Non-GAAP)	$86,865	$87,284	$86,715	$86,072	$85,663

Period-end Shares Outstanding
(F) Period-end shares outstanding	535	534	542	551	552

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.81%	9.53%	9.64%	9.74%	9.49%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.44%	6.73%	6.80%	6.87%	6.64%
(B)/(F) Book value per common share (GAAP)	$13.82	$14.39	$14.24	$14.07	$13.65
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.46	$11.00	$10.88	$10.74	$10.30
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	1Q22			4Q21			3Q21			2Q21			1Q21
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$510	$3	$513	$531	$3	$534	$533	$3	$536	$542	$3	$545	$552	$3	$555
Interest expense- FTE	31	—	31	33	—	33	41	—	41	45	—	45	45	—	45
Net interest income- FTE	479	3	482	498	3	502	492	3	495	497	3	500	508	3	511
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	3	3
Net interest income	479	—	479	498	—	498	492	—	492	497	—	497	508	—	508
Noninterest income:
Fixed income	73	—	73	82	—	82	96	—	96	102	—	102	126	—	126
Mortgage banking and title	22	—	22	28	—	28	34	—	34	38	—	38	53	—	53
Brokerage, trust, and insurance	37	—	37	36	—	36	37	—	37	35	—	35	33	—	33
Service charges and fees	57	—	57	56	—	56	56	—	56	54	—	54	53	—	53
Card and digital banking fees	20	—	20	19	—	19	21	—	21	21	—	21	17	—	17
Deferred compensation income	(4)	—	(4)	—	—	—	3	—	3	7	—	7	3	—	3
Other noninterest income	24	(6)	18	25	—	25	(1)	22	21	27	2	29	15	(1)	14
Total noninterest income	229	(6)	223	247	—	246	247	22	268	285	2	287	298	(1)	297
Total revenue	707	(6)	702	745	—	745	738	22	760	781	2	784	806	(1)	805
Noninterest expense:
Personnel expense:
Salaries and benefits	190	(2)	188	190	—	189	191	—	191	191	—	191	196	—	195
Incentives and commissions	94	(2)	92	93	(9)	84	101	(10)	92	109	(16)	93	120	(21)	99
Deferred compensation expense	(5)	—	(5)	7	(6)	1	4	—	4	6	—	6	3	—	3
Total personnel expense	280	(4)	275	290	(16)	274	296	(10)	286	306	(16)	290	318	(21)	297
Occupancy and equipment	72	—	72	74	—	73	75	(1)	74	75	—	75	76	(4)	72
Outside services	84	(25)	59	81	(15)	66	89	(24)	65	63	(6)	56	58	(4)	54
Amortization of intangible assets	13	(1)	12	14	(1)	13	14	(1)	13	14	(1)	13	14	(1)	13
Other noninterest expense	44	(7)	37	70	(23)	46	52	(10)	42	40	(9)	31	78	(50)	28
Total noninterest expense	493	(37)	455	528	(54)	474	526	(46)	480	497	(32)	465	544	(80)	464
Pre-provision net revenue	215	32	246	217	54	271	213	68	281	284	34	318	262	79	340
Provision for credit losses	(40)	—	(40)	(65)	—	(65)	(85)	—	(85)	(115)	—	(115)	(45)	—	(45)
Income before income taxes	255	32	286	282	54	336	298	68	365	399	34	433	307	79	386
Provision for income taxes	57	7	64	53	13	65	63	17	80	88	8	96	71	19	90
Net income	198	24	222	229	41	271	235	51	286	311	26	337	235	60	295
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	195	24	219	227	41	268	232	51	283	308	26	334	233	60	292
Preferred stock dividends	8	—	8	8	—	8	8	—	8	13	—	13	8	—	8
Net income available to common shareholders	$187	$24	$211	$219	$41	$260	$224	$51	$275	$295	$26	$321	$225	$60	$284
Common Stock Data
EPS	$0.35	$(0.05)	$0.40	$0.41	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.54	$(0.05)	$0.58	$0.41	$(0.11)	$0.51
Basic shares	533		533	537		537	546		546	550		550	552		552
Diluted EPS	$0.34	$(0.04)	$0.38	$0.40	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.53	$(0.05)	$0.58	$0.40	$(0.11)	$0.51
Diluted shares[8]	550		550	542		542	550		550	556		556	557		557
Memo:
Total Revenue-FTE (Non-GAAP)	$707	$3	$704	$745	$3	$748	$738	$24	$763	$781	$5	$787	$806	$2	$808
PPNR-FTE (Non-GAAP)	$215	$34	$249	$217	$58	$274	$213	$71	$283	$284	$37	$321	$262	$82	$343
Amounts adjusted for notable items as detailed on page 9.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		1Q22	4Q21	3Q21	2Q21	1Q21

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$187	$219	$224	$295	$225
Plus Tax effected notable items (Non-GAAP) (a)		24	41	51	26	60
Adjusted net income available to common shareholders (Non-GAAP)	b	$211	$260	$275	$321	$284

Diluted Shares (GAAP)[8]	c	550	542	550	556	557

Diluted EPS (GAAP)	a/c	$0.34	$0.40	$0.41	$0.53	$0.40
Adjusted diluted EPS (Non-GAAP)	b/c	$0.38	$0.48	$0.50	$0.58	$0.51

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$198	$229	$235	$311	$235
Plus Tax effected notable items (Non-GAAP) (a)		24	41	51	26	60
Adjusted NI (Non-GAAP)		$222	$271	$286	$337	$295

NI (annualized) (GAAP)	d	$801	$910	$931	$1,247	$955
Adjusted NI (annualized) (Non-GAAP)	e	$900	$1,074	$1,133	$1,353	$1,198

Average assets (GAAP)	f	$88,587	$89,025	$88,401	$87,559	$85,401

ROA (GAAP)	d/f	0.90%	1.02%	1.05%	1.42%	1.12%
Adjusted ROA (Non-GAAP)	e/f	1.02%	1.21%	1.28%	1.54%	1.40%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$756	$868	$887	$1,182	$911
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$855	$1,032	$1,089	$1,288	$1,154

Average Common Equity (GAAP)	i	$7,628	$7,710	$7,761	$7,651	$7,583
Intangible Assets (GAAP) (b)		1,802	1,815	1,829	1,843	1,857
Average Tangible Common Equity (Non-GAAP)	j	$5,826	$5,895	$5,932	$5,808	$5,726

ROCE (GAAP)	g/i	9.92%	11.26%	11.43%	15.45%	12.01%
ROTCE (Non-GAAP)	g/j	12.98%	14.72%	14.95%	20.36%	15.90%
Adjusted ROTCE (Non-GAAP)	h/j	14.68%	17.51%	18.36%	22.18%	20.15%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		1Q22	4Q21	3Q21	2Q21	1Q21

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$229	$247	$247	$285	$298
Plus notable items (GAAP) (a)		(6)	—	22	2	(1)
Adjusted noninterest income (Non-GAAP)	l	$223	$246	$268	$287	$297

Revenue (GAAP)	m	$707	$745	$738	$781	$806
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		710	748	741	784	809
Plus notable items (GAAP) (a)		(6)	—	22	2	(1)
Adjusted revenue (Non-GAAP)	n	$704	$748	$763	$787	$808

Noninterest income as a % of total revenue (GAAP)	k/m	32.31%	33.10%	33.39%	36.43%	37.00%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	31.63%	32.95%	35.14%	36.49%	36.78%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$493	$528	$526	$497	$544
Plus notable items (GAAP) (a)		(37)	(54)	(46)	(32)	(80)
Adjusted noninterest expense (Non-GAAP)	p	$455	$474	$480	$465	$464

Revenue (GAAP)	q	$707	$745	$738	$781	$806
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		710	748	741	784	809
Plus notable items (GAAP) (a)		(6)	—	22	2	(1)
Adjusted revenue (Non-GAAP)	r	$704	$748	$763	$787	$808

Efficiency ratio (GAAP)	o/q	69.66%	70.88%	71.21%	63.67%	67.53%
Adjusted efficiency ratio (Non-GAAP)	p/r	64.64%	63.31%	62.87%	59.17%	57.49%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)
		1Q22 vs 4Q21
NII/NIM Analysis	NII	%	NIM
1Q22 Reported (FTE)	$482		2.37%
Less: non-core items
PPP coupon income and fees	12		0.04
Loan Accretion	17		0.09
IBKC Premium Amortization	(10)		(0.05)
1Q22 Core (FTE) (Non-GAAP)	$462	(1)%	2.29%

Less: day count impact	(7)		—
1Q22 Core (FTE) ex. day count	$469		2.29%

4Q21 Reported (FTE)	$502		2.42%
Less: non-core items
PPP coupon income and fees	30		0.10
Loan Accretion	15		0.08
IBKC Premium Amortization	(10)		(0.05)
4Q21 Core (FTE) (Non-GAAP)	$466		2.28%
Numbers may not foot due to rounding.

	Period-end				Average
($s in millions)	1Q22	4Q21	1Q22 vs 4Q21		1Q22	4Q21	1Q22 vs 4Q21
Loans excluding LMC & PPP			$	%			$	%
Total C& I excl. LMC & PPP	$26,262	$25,512	$750	3%	$25,749	$24,668	$1,081	4%
Total CRE	12,486	12,109	377	3%	12,229	12,220	9	—%
Total Commercial excl. LMC & PPP	38,748	37,621	1,127	3%	37,978	36,888	1,090	3%
Total Consumer	11,727	11,682	45	—%	11,638	11,681	(43)	—%
Total Loans excl. LMC & PPP	50,475	49,303	1,172	2%	49,616	48,569	1,047	2%
PPP	642	1,038	(397)	(38)%	815	1,444	(630)	(44)%
LMC	3,895	4,518	(622)	(14)%	3,651	4,669	(1,018)	(22)%
Total Loans	$55,012	$54,859	$153	—%	$54,082	$54,682	$(600)	(1)%

Loans excluding PPP
Total Commercial excl. PPP	$42,642	$42,138	$504	1%	$41,629	$41,557	$72	—%
Total Consumer	11,727	11,682	45	—%	11,638	11,681	(43)	—%
Total Loans excl. PPP	$54,369	$53,820	549	1%	$53,267	$53,238	29	—%
PPP	642	1,038	(397)	(38)%	815	1,444	(630)	(44)%
Total Loans	$55,012	$54,859	$153	—%	$54,082	$54,682	(600)	(1)%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.